Exhibit 99.(a)(1)(W)

Wyndham Board of Directors Sends Letter to Shareholders Highlighting Clear Path to Deliver Value Substantially in Excess of Choice’s Inadequate and Risk-Laden Offer

Urges Shareholders to Protect Their Investment and the Future of Wyndham by
Supporting Only Wyndham’s Eight Highly-Qualified Director Nominees

Encourages Shareholders to Visit StayWyndham.com for More Information

PARSIPPANY, N.J., March 11, 2024 – The Board of Directors of Wyndham Hotels & Resorts (NYSE: WH) (“Wyndham” or the “Company”), the world’s largest hotel franchising company with approximately 9,200 hotels spanning more than 95 countries, sent a letter to shareholders urging them to protect their investment and the future of Wyndham by supporting only Wyndham’s eight highly-qualified Director nominees and not the nominees from Choice Hotels International (NYSE: CHH) (“Choice”).

Wyndham has a clear path to deliver shareholder value substantially in excess of Choice’s inadequate and uncertain offer. Wyndham’s Board has evaluated Choice’s proposal carefully and in its entirety. The Board has been explicitly clear that in order to make a proposal viable for shareholders, Choice must adequately address the three key issues Wyndham has repeatedly raised: insufficient valuation, unattractive consideration mix and asymmetrical regulatory risk. Despite the Company’s efforts to engage with Choice, Choice has demonstrated that it is unable, or simply unwilling, to propose a complete offer package addressing these three issues.

Wyndham’s Board believes all eight of its nominees are more qualified with the right mix of skills and highly relevant expertise – including decades of hotel franchising, international business and public company operating experience – to oversee the successful execution of Wyndham’s global strategy and deliver the most value to shareholders. The Board’s Corporate Governance Committee, comprised solely of Independent Directors, conducted interviews with each of Choice’s eight nominees and determined that they lack the skills, expertise and background in key areas critical to Wyndham’s business and have been hand-picked by Choice with the sole objective of selling Wyndham for far less than the Company is worth.

The Company’s definitive proxy materials will be filed and mailed soon, including the WHITE proxy card with instructions for how to vote. Your vote FOR ONLY Wyndham’s eight highly-qualified Director nominees on the WHITE proxy card will be critical for our upcoming 2024 Annual Meeting of Shareholders. Wyndham’s Board also urges shareholders to discard any materials or blue proxy card they may receive from Choice. The letter to shareholders and other important information related to Wyndham’s Annual Meeting can be found at https://www.staywyndham.com.

Deutsche Bank Securities Inc. and PJT Partners are serving as financial advisors and Kirkland & Ellis LLP and Arnold & Porter Kaye Scholer LLP are legal advisors to Wyndham.

About Wyndham Hotels & Resorts

Wyndham Hotels & Resorts (NYSE: WH) is the world's largest hotel franchising company by the number of properties, with approximately 9,200 hotels across over 95 countries on six continents. Through its network of approximately 872,000 rooms appealing to the everyday traveler, Wyndham commands a leading presence in the economy and midscale segments of the lodging industry. The Company operates a portfolio of 24 hotel brands, including Super 8®, Days Inn®, Ramada®, Microtel®, La Quinta®, Baymont®, Wingate®, AmericInn®, Hawthorn Suites®, Trademark Collection® and Wyndham®. The Company's award-winning Wyndham Rewards loyalty program offers over 106 million enrolled members the opportunity to redeem points at thousands of hotels, vacation club resorts and vacation rentals globally. For more information, visit https://investor.wyndhamhotels.com. The Company may use its website as a means of disclosing material non-public information and for complying with its disclosure obligations under Regulation FD. Disclosures of this nature will be included on the Company's website in the Investors section, which can currently be accessed at www.investor.wyndhamhotels.com. Accordingly, investors should monitor this section of the Company's website in addition to following the Company's press releases, filings submitted with the Securities and Exchange Commission and any public conference calls or webcasts.

Important Additional Information

This press release is not an offer to purchase or a solicitation of an offer to sell any securities or the solicitation of any vote or approval. Wyndham Hotels & Resorts, Inc. (“Wyndham” or the “Company”) has filed with the U.S. Securities and Exchange Commission (the “SEC”) a solicitation/recommendation statement on Schedule 14D-9. The Company has mailed the solicitation/recommendation statement filed by the Company to Company stockholders. COMPANY STOCKHOLDERS ARE ADVISED TO READ THE COMPANY’S SOLICITATION/RECOMMENDATION STATEMENT ON SCHEDULE 14D-9 AND ANY OTHER RELEVANT DOCUMENTS FILED WITH THE SEC WHEN THEY BECOME AVAILABLE BEFORE MAKING ANY DECISION WITH RESPECT TO ANY EXCHANGE OFFER BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION. Company stockholders may obtain a copy of the Solicitation/Recommendation Statement on Schedule 14D-9, as well as any other documents filed by the Company in connection with any exchange offer by Choice Hotels International, Inc. or one of its affiliates, free of charge at the SEC’s website at www.sec.gov. In addition, investors and security holders will be able to obtain free copies of these documents from the Company by directing a request to Matt Capuzzi, Senior Vice President, Investor Relations at matthew.capuzzi@wyndham.com or by calling 973.753.6453.

The Company filed a preliminary proxy statement and accompanying form of WHITE proxy card with the SEC on February 26, 2024 (as amended on March 11, 2024, the “Preliminary Proxy Statement”), with respect to the Company’s 2024 Annual Meeting of Stockholders (the “2024 Annual Meeting”). The Company will file and mail a definitive proxy statement (the “Proxy Statement”) and accompanying WHITE proxy card to stockholders of the Company. The Company’s stockholders are strongly encouraged to read the Proxy Statement (including any amendments or supplements thereto) and the accompanying WHITE proxy card as well as other documents the Company files with the SEC carefully in their entirety because they will contain important information. The Company’s stockholders may obtain copies of the Proxy Statement, any amendments or supplements to the Proxy Statement and other documents filed by the Company with the SEC free of charge at the SEC’s website at www.sec.gov. Copies will also be available free of charge at the Company’s website at https://investor.wyndhamhotels.com.

Certain Information Concerning Participants

Wyndham and certain of its directors and executive officers will be participants in the solicitation of proxies from Wyndham stockholders by and on behalf of its Board in connection with the matters to be considered at the 2024 Annual Meeting. Information regarding the Company’s directors and executive officers and their respective interests in the Company by security holdings or otherwise is available in its most recent Annual Report on Form 10-K filed with the SEC on February 15, 2024, and the Preliminary Proxy Statement filed with the SEC on February 26, 2024 (and amended on March 11, 2024). To the extent holdings of the Company’s securities reported in the Preliminary Proxy Statement have changed, such changes have been or will be reflected in the Proxy Statement and on Statements of Change in Ownership on Form 4 filed with the SEC. These documents can be obtained free of charge from the sources indicated above.

Cautionary Statement on Forward-Looking Statements

Certain statements either contained in or incorporated by reference into this communication, other than purely historical information, and assumptions upon which those statements are based, are “forward-looking statements.” Forward-looking statements include those that convey management’s expectations as to the future based on plans, estimates and projections at the time Wyndham makes the statements and may be identified by words such as “will,” “expect,” “believe,” “plan,” “anticipate,” “intend,” “goal,” “future,” “outlook,” “guidance,” “target,” “objective,” “estimate,” “projection” and similar words or expressions, including the negative version of such words and expressions. Such forward-looking statements involve known and unknown risks, uncertainties and other factors, which may cause the actual results, performance or achievements of Wyndham to be materially different from any future results, performance or achievements expressed or implied by such forward-looking statements. You are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date of hereof.

Factors that could cause actual results to differ materially from those in the forward-looking statements include, without limitation, factors relating to the unsolicited exchange offer by Choice Hotels International, Inc. (“Choice”) to acquire all outstanding shares of our common stock (the “Exchange Offer”), including actions taken by Choice in connection with such offer, actions taken by Wyndham or its stockholders in respect of the Exchange Offer or other actions or developments involving Choice, such as a potential proxy contest, the completion or failure to complete the Exchange Offer, the effects of such offer on our business, such as the cost, loss of time and disruption; general economic conditions, including inflation, higher interest rates and potential recessionary pressures; global or regional health crises or pandemics (such as the COVID-19 pandemic) including the resulting impact on the Company’s business operations, financial results, cash flows and liquidity, as well as the impact on its franchisees, guests and team members, the hospitality industry and overall demand for and restrictions on travel; the performance of the financial and credit markets; the economic environment for the hospitality industry; operating risks associated with the hotel franchising business; the Company’s relationships with franchisees; the impact of war, terrorist activity, political instability or political strife, including the ongoing conflicts between Russia and Ukraine and between Israel and Hamas; the Company’s ability to satisfy obligations and agreements under its outstanding indebtedness, including the payment of principal and interest and compliance with the covenants thereunder; risks related to the Company’s ability to obtain financing and the terms of such financing, including access to liquidity and capital; and the Company’s ability to make or pay, plans for and the timing and amount of any future share repurchases and/or dividends, as well as the risks described in the Company’s most recent Annual Report on Form 10-K filed with the Securities and Exchange Commission and any subsequent reports filed with the Securities and Exchange Commission. The Company undertakes no obligation to update or revise any forward-looking statements, whether as a result of new information, subsequent events or otherwise, except as required by law.

Contacts

For investor inquiries, contact:

Matt Capuzzi

Senior Vice President, Investor Relations

T: 973.449.1537

matthew.capuzzi@wyndham.com

For media inquiries, contact:

Máire Griffin

Senior Vice President, Global Communications

T: 862.246.9918

maire.griffin@wyndham.com

Danya Al-Qattan / Paul Scarpetta / Stephen Pettibone

FGS Global

Wyndham@fgsglobal.com

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